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                                  Exhibit 23.0

                                BDO Seidman, LLP
                      1900 Avenue of the Starts, 11th Floor
                              Los Angeles, CA 90067

               Consent of Independent Certified Public Accountants

Sorrento Networks Corporation.
San Diego, California

We hereby consent to incorporation by reference in the Registration Statements (Nos. 333-28863, 333-22291 and 333-51445) 333-59730 and 333-68850 (IIG S-3
Debenture S-3) on Form S-3 and No. 333-92111 on Form S-8 of Sorrento Networks Corporation (formerly Osicom Technologies, Inc.) of our report, dated April 11, 2003 (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern), relating to the consolidated balance sheets of Sorrento Networks Corporation and subsidiaries as of January 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the years ended January 31, 2003, 2002 and 2001, which report appears in the January 31, 2003 annual report on Form 10-K of Sorrento Networks Corporation.

                                                      BDO SEIDMAN, LLP

Los Angeles, California
April 11, 2003